Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PRAIRIE OPERATING CO.

A Delaware Corporation

Date of Adoption:

May 3, 2023

i

ii

AMENDED AND RESTATED BYLAWS

OF

PRAIRIE OPERATING CO.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Prairie Operating Co. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.02 Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated by the Board. A special meeting of stockholders may be held at any place within or without the State of Delaware as specified or fixed in the notices or waivers of notice thereof. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL. In the absence of any such designation or determination by the Board, meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

Section 2.02 Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present at a duly convened meeting at which a quorum is present when such meeting of stockholders convenes may continue to transact business until adjournment or recess, notwithstanding the subsequent withdrawal of enough stockholders or proxyholders to reduce the total number of voting shares below the number of shares required for a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting (as defined below) or the holders of a majority of the voting power of stock of the Corporation entitled to vote at a meeting of stockholders who are present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn or recess such meeting from time to time, for any reason. No notice of the adjourned meeting need be given if the time and place, if any, and the means of remote communication, if any, by which the stockholders and proxyholders may be deemed to be present in person and vote at such adjourned or recessed meeting are (A) announced at the meeting of stockholders at which adjournment is taken, (B) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (C) set forth in the notice of meeting given in accordance with Section 2.06; provided, however, if the adjournment or recess is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned or recessed meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

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Section 2.03 Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as the Board shall fix and set forth in the notice of the meeting or in a duly executed waiver of notice of the meeting. The Board may postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.04 Special Meetings. Special meetings of the Corporation shall be called as provided in the Certificate of Incorporation. The Board may postpone, recess, adjourn, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 2.05 Record Date. For the purpose of determining stockholders entitled to notice of any meeting of stockholders or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If the Board does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 8.03 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Unless otherwise restricted in the Certificate of Incorporation, if, in accordance with Section 2.13, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL and these Bylaws. If no record date has been fixed by the Board and prior action by the Board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

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If the Board does not fix a record date for stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 2.06 Notice of Meetings. Written notice of the place (if any), date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise required by law, be given by or at the direction of the Board or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice. Notice shall be deemed to have been given on the day of such mailing or transmission, as the case may be.

Section 2.07 Stock List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the day before the meeting date, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the stock list of the Corporation shall be the only evidence as to who are the stockholders entitled by this Section 2.07 to examine the list required by this Section 2.07 or to vote in person or by proxy at any meeting of the stockholders.

Section 2.08 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Board or the Chairman of the Meeting, in which event such inspector or inspectors shall decide all such questions.

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No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Unless otherwise required by applicable law, should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 2.09 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of May 3, 2023 (as may be amended, restated, supplemented, modified or replaced) (the “Stockholders’ Agreement”), nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 2.09 and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in these Bylaws as to such business or nomination and applicable law; clause (C) of this paragraph shall be the exclusive means for a stockholder to make nominations of director nominees or submit other business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(ii) For any nominations of director nominees or any other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.09 of these Bylaws (or on behalf of a beneficial owner other than the stockholder of record), the stockholder must have given timely notice thereof in writing to the Secretary and such other business (other than the nominations of persons for election to the Board) must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered by the ten (10) days following the first public announcement of the date of such meeting is made by the Corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(iii) To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.09(a)(iii) or Section 2.09(b)) to the Secretary must:

(A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 of the Exchange Act) of such stockholder or beneficial owner) (1) the name, business address, and telephone number, and residence address and telephone number of such stockholder (including, if applicable, the name and address as they appear on the Corporation’s books) and of such beneficial owner, if any, (2)(I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record (within the meaning of Rule 13d-3 of the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (II) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of the Corporation, (IV) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity and (VII) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (4) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (5) a representation that the stockholder is, and was at all relevant times, a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (6) a representation as to whether such stockholder or any such beneficial owner intends, or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee, and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination, and (7) a statement containing the additional information required under Rule 14a-19 of the Exchange Act;

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(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (3) any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (5) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item 404 and the nominee were a director or executive officer of such registrant; and

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(D) with respect to each person whom the stockholder proposes to nominate for election or reelection to the Board, include (i) a completed and signed questionnaire in a form provided by the Corporation (which form the stockholder must request from the Secretary and which form the Corporation shall provide to the stockholder within seven (7) days upon receipt of the request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, and (ii) a written representation and agreement (which form the stockholder must request from the Secretary and which form the Corporation shall provide to the stockholder within seven (7) days upon receipt of the request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, intends to serve a full term, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as brought before the meeting by or at the direction of the Board pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, and subject to the then-applicable terms of the Stockholders’ Agreement, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws and on the date of such meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice and other procedures set forth in these Bylaws and applicable law, including those in Section 2.09(a). In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, recess or postponement of a special meeting or any announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

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(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded. Unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 of the Exchange Act or any other rules or regulations thereunder or of the Bylaws, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nominations shall be disregarded.

(ii) This Section 2.09 shall not be deemed to require inclusion of nominations or proposals of stockholders that the Corporation is not otherwise required to include in its proxy statement. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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(iii) A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, so that the information provided or required to be provided in such notice pursuant to this Section 2.09 shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). If any stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, intend to solicit proxies in support of any director nominee other than the Corporation’s nominees, such stockholder and/or beneficial owner shall deliver to the Corporation, no later than five (5) business days prior to the date for the meeting, reasonable evidence that it has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees.

(iv) Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, (B) of the holders of any class or series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws, or (C) of stockholders to include the names of persons validly nominated pursuant to Section 2.09(a) or Section 2.09(b) of these Bylaws for election as a director of the Corporation in the Corporation’s proxy card in compliance with the applicable requirements of Rule 14a-19 of the Exchange Act.

Section 2.10 Voting; Elections; Inspectors. Unless otherwise required by applicable law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by such person’s executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or these Bylaws or where otherwise required by law, shall be by written ballot, unless otherwise provided by the Board. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the majority of the voting power of the shares of stock of the Corporation which are present at the meeting, in person or by proxy and entitled to vote on the subject matter thereon. Any stock vote taken by written ballots shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

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At any meeting at which a vote is taken by ballots, the Board or Chairman of the Meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots, and (vi) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The Board or Chairman of the Meeting may appoint any person to serve as inspector, except no director or candidate for the office of director shall be appointed as an inspector. Inspectors need not be stockholders.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.11 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman (or any Co-Chairman) of the Board, if one or more shall have been elected, or in the Chairman (or any Co-Chairman) of the Board’s absence or if one shall not have been elected, a director designated by the Board, shall preside at all meetings of the stockholders as “Chairman of the Meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the Meeting may convene (and for any reason or no reason), recess or adjourn the meeting, prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman of the Meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman of the Meeting, may include, without limitation, the following (subject, in each case, to applicable law):

(a)	the establishment of an agenda or order of business for the meeting;

(b)	rules and procedures for maintaining order at the meeting and the safety of those present;

(c)	limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine;

(d)	restrictions on entry to the meeting after the time fixed for the commencement thereof;

(e)	restrictions on the use of audio or video recording devices at the meeting; and

(f)	limitations on the time allotted to questions or comments by participants.

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Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman of the Meeting shall have the power to have such person removed from the meeting. The Chairman of the Meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a director nomination or other business was not properly made or brought before the meeting and if the Chairman of the Meeting should so determine, the Chairman of the Meeting shall so declare to the meeting and any such nomination or business not properly made or brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the Chairman of the Meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this ARTICLE II.

Section 2.12 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation and such shares shall not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 2.13 Action Without Meeting. Stockholders may take action by written consent without a meeting only as permitted by the Certificate of Incorporation.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board, and subject to the restrictions imposed by law or the Certificate of Incorporation, it may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of a majority of the members of the Board serving at that time. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Except as otherwise required by applicable law or required or permitted by the then-applicable terms of the Stockholders’ Agreement, the Certificate of Incorporation or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present.

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Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware. Each director must have attained the age of majority. Each director must have been nominated by either the Board or the stockholders in accordance with the procedures set forth in the Certificate of Incorporation or in these Bylaws or as otherwise required by applicable law in order to be eligible for election as a director.

Section 3.02 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.03 Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board business shall be transacted in such order as shall from time to time be determined by the Chairman (or any Co-Chairman) of the Board, or, in the Chairman (or any Co-Chairman) of the Board of Director’s absence, by the chief executive officer, or by resolution of the Board. Notice of such regular meetings shall not be required.

Section 3.04 First Meeting. Unless otherwise determined by the Board, each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place, if any, as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 3.05 Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

Section 3.06 Special Meetings. Special meetings of the Board may be called only by the Chairman (or any Co-Chairman) of the Board or by the Board upon the written request of the majority of the total number of directors then in office, in each case on at least twenty-four (24) hours’ personal or written notice or on at least twenty-four (24) hours’ notice by electronic transmission to each director. Such notice, or any waiver thereof pursuant to Section 8.03, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws.

Section 3.07 Removal. No director of the Corporation shall be removed except for cause and by the affirmative vote of the holders of a majority of the shares then entitled to vote generally at an election of directors, acting at a meeting of the stockholders in accordance with the DGCL, the Certificate of Incorporation and these Bylaws.

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Section 3.08 Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships may be filled only as provided in the Certificate of Incorporation.

Section 3.09 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of directors.

Section 3.10 Action Without a Meeting; Remote Communications Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11 Approval or Ratification of Acts or Contracts by Stockholders. The Board in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote generally on the election of directors and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of the stockholders holding a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote generally on the election of directors and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

Section 3.12 Chairman. The members of the Board may appoint one of their number as Chairman or one or more of their number as Co-Chairmen, which position shall be a Board position only and not an officer position unless the Board determines that such position shall also be an officer position. The Chairman (or any Co-Chairman) shall (if appointed and when present) preside at all meetings of the Board and stockholders. The Chairman (or any Co-Chairman) shall perform such duties as usually appertain to the office or as may be prescribed by the Board or these Bylaws.

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ARTICLE IV
COMMITTEES

Section 4.01 Designation; Powers. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee to the full extent permitted by applicable law shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by applicable law to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. . Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board.

Section 4.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. If a quorum shall not be present at any meeting of a committee of the Board, the members of the committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 4.03 Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V
OFFICERS

Section 5.01 Number, Titles and Term of Office. The officers of the Corporation shall be a chief executive officer, President and a Secretary and, if the Board so elects or appoints, a chief financial officer, chief operating officer, general counsel, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, any number of Assistant Secretaries and Assistant Treasurers and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until such officer’s successor shall be duly elected and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except as may be required pursuant to any stock ownership requirements adopted by the Board or any of its committees, none of the officers needs be a stockholder of the Corporation. Except for the Chairman (or any Co-Chairman) of the Board, no officer need be a director.

Section 5.02 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board; provided, however, that the Board may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman (or any Co-Chairman) or the chief executive officer or to any committee of the Board in accordance with applicable law and stock exchange regulations.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose or at any regular meeting of the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 5.05 Powers and Duties of the Chief Executive Officer. The Board shall designate the chief executive officer of the Corporation. Subject to the oversight of the Board and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; the chief executive officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation, if any; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board.

Section 5.06 Powers and Duties of the President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board.

Section 5.07 Vice Presidents. In the absence of the chief executive officer, or in the event of the chief executive officer’s inability or refusal to act, a Vice President or other person designated by the Board shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. In the absence of a designation by the Board of a Vice President to perform the duties of the chief executive officer, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board, the chief executive officer, or the president may from time to time prescribe.

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Section 5.08 Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; and he or she shall, if required by the Board, give such bond for the faithful discharge of his or her duties in such form as the Board may require.

Section 5.09 Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such Assistant Treasurer by the chief executive officer or the Board. Such Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.10 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board, president, or the chief executive officer; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

Section 5.11 Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the chief executive officer or the Board. Such Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.12 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer or the president, acting severally, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation, limited liability company, limited partnership, or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation, limited liability company, limited partnership, or entity.

Section 5.13 Other Officers. Each other officer elected by the Board and designated to be an officer of the Corporation shall have the title that the Board may prescribe and the duties that the Board, the chief executive officer or the president may prescribe.

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ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or while a director or officer of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 6.03, initiated by such person or his or her heirs, executors and administrators only if the commencement of such proceeding (or part thereof) was authorized in the specific case by the Board. The right to indemnification conferred in this ARTICLE VI shall be a contract right and shall include the right to be paid or reimbursed by the Corporation for the expenses incurred in defending any such proceeding in advance of its final disposition and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 6.01 or otherwise.

Section 6.02 Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification or advancement of expenses to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification or advancement of expenses of directors and officers provided for in this ARTICLE VI.

Section 6.03 Right of Claimant to Bring Suit. If a written claim for indemnification received by the Corporation from or on behalf of an indemnified party under this ARTICLE VI (following the final disposition of such proceeding) is not paid in full by the Corporation within ninety (90) days after such receipt or if a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amount to be advanced, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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Section 6.04 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.06 Savings Clause. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law. Any repeal or modification of the foregoing provisions of this ARTICLE VI shall not adversely affect any right or protection hereunder of any covered person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.07 Definitions. For purposes of this ARTICLE VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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ARTICLE VII
CAPITAL STOCK

Section 7.01 Certificates of Stock. Except as provided in this Section 7.01, the certificates for shares of the capital stock of the Corporation shall be uncertificated; provided that the Board may provide by resolution or resolutions that some or all classes of series of the Corporation’s stock shall be represented by certificates. With respect to any certificated shares of capital stock of the Corporation, the Chairman (or any Co-Chairman) of the Board, chief executive officer or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board shall have provided for such seal, and signed by the Chairman (or any Co-Chairman) of the Board, chief executive officer or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation and registered in certificate form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 7.02 Transfer of Shares. Subject to the provisions of the Certificate of Incorporation, any other applicable agreements regarding the transfer of stock and any applicable law, the shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares or corresponding book entry or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form. Subject to the provisions of the Certificate of Incorporation, any other applicable agreements regarding the transfer of stock and any applicable law, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto (if the shares are to be certified following transfer), cancel the old certificate and record the transaction upon its books.

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Section 7.03 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.04 Regulations Regarding Certificates. Subject to applicable law, the Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation, if any.

Section 7.05 Lost, Stolen or Destroyed Certificates. The Board may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01 Fiscal Year. The fiscal year of the Corporation shall, except as may otherwise be established from time to time by the Board, begin on the first day of January and end on the thirty-first day of December of each year.

Section 8.02 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 8.03 Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.04 Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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Section 8.05 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures or other electronic forms of signature of any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 8.06 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 8.07 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method.

Section 8.08 Exclusive Forum for Adjudication of Disputes. Unless the Cporporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action against the Corporation arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against the Corporation or any director, officer, other employee or agent of the Corporation asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws (as they shall be amended from time to time), shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the aSuperior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein), in each case subject to such Court of Chancery (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.08.

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ARTICLE IX
AMENDMENTS

Section 9.01 Amendments. The Board shall have the power to adopt, amend or repeal in any respect these Bylaws without any action on the part of the stockholders of the Corporation. The stockholders of the Corporation shall have the power to adopt, alter, amend and repeal these Bylaws only as permitted by the Certificate of Incorporation. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms of the Stockholders’ Agreement. Notwithstanding the foregoing, no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision to the Stockholders’ Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 9.01.

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